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                                                                   Exhibit 23(a)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2000, which contains an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements of Cardiac Science, Inc. which appears in Cardiac Science, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

PricewaterhouseCoopers LLP
Orange County, California
December 13, 2000

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